UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

Second Amendment to Forbearance Agreement

EnerJex Resources, Inc., a Nevada corporation (the "Company") , EnerJex Kansas, Inc., DD Energy, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc., Adena, LLC, and Working Interest, LLC (together with the Company, the "Borrowers") are parties to a Forbearance Agreement dated April 4, 2016, as amended (collectively, the "Forbearance Agreement") with Texas Capital Bank, N.A., (the "Bank") as Administrative Agent, L/C Issuer and Bank (as those terms are defined in the Forbearance Agreement), and other financial institutions and banks that may become a party to the Forbearance Agreement from time to time.

On May 31, 2016, the Borrowers and the Bank entered into a Second Amendment to Forbearance Agreement (the "Second Amendment"), whereby the parties have agreed to extend the Forbearance Period to August 31, 2016.

The description herein of the Second Amendment is qualified in its entirety, and the terms are incorporated herein, by reference to the Second Amendment, the form of which is filed as Exhibits 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1    Second Amendment to Forbearance Agreement dated May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: June 3, 2016	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President